                                                           Execution Counterpart
                                                           ---------------------



                         SECURITIES PURCHASE AGREEMENT

                         Dated as of November 1, 1996

                                     among

                              JLC HOLDINGS, INC.,

                            SOFTWARE SYSTEMS CORP.,

                           JLC LEARNING CORPORATION

                                      and

                         SYLVAN LEARNING SYSTEMS, INC.

                               TABLE OF CONTENTS



1. Certain Rules of Construction.............................................. 1

2. Authorization, Purchase and Sale of Warrant and Preferred Stock............ 1

     2.1.  Authorization of Warrant and Preferred Stock....................... 1
     2.2.  Purchase and Sale of Warrant and Preferred Stock................... 1
     2.3.  The Closing........................................................ 2

3. Representations and Warranties of Holdings, SSC and the Company............ 2

     3.1. Organization, Power and Standing.................................... 2
     3.2. Authorization and Enforceability.................................... 2
     3.3. Capitalization...................................................... 3

             3.3.1. Holdings.................................................. 3
             3.3.2. SSC....................................................... 3
             3.3.3. The Company............................................... 4

     3.4. Subsidiaries........................................................ 4
     3.5. Financial Statements; Budgets....................................... 4
     3.6. Absence of Undisclosed Liabilities.................................. 4
     3.7. Change in Condition................................................. 5
     3.8. Transactions with Affiliates........................................ 5
     3.9. Non-Contravention, etc.............................................. 5
     3.10. Compliance with Laws, etc.......................................... 5
     3.11. Tax Matters........................................................ 6
     3.12. No Illegal Payments, etc........................................... 6
     3.13. No Governmental Approval or Consent Required....................... 6
     3.14. Litigation, etc.................................................... 6
     3.15. Securities Laws.................................................... 7
     3.16. Brokerage.......................................................... 7
     3.17. Purchase Entirely for Own Account.................................. 7
     3.18. Restricted Securities.............................................. 7
     3.19. Disclosure......................................................... 7
     3.20. Exercise Numbers as Percentages of Holdings' Common Stock.......... 7

4. Representations and Warranties of the Investor............................. 8

     4.1. Organization, Power and Standing.................................... 8
     4.2. Authorization and Enforceability.................................... 8
     4.3. Capitalization...................................................... 8
     4.4. Non-Contravention, etc.............................................. 8
     4.5. No Governmental Approval or Consent Required........................ 9

     4.6. Litigation, etc....................................................  9
     4.7. Brokerage..........................................................  9
     4.8. Purchase Entirely for Own Account..................................  9
     4.9. Restricted Securities..............................................  9
     4.10. Suitability....................................................... 10
     4.11. Legends........................................................... 10
     4.12. Exchange Act Filings.............................................. 10
     4.13. Eligibility to Use Form S-3....................................... 10
     4.14. Disclosure........................................................ 10

5.  Conditions to the Investor's Obligations at the Closing.................. 10

     5.1.  Representations and Warranties.................................... 10
     5.2.  Performance....................................................... 11
     5.3.  Compliance Certificate............................................ 11
     5.4.  Amendment to the Holdings Certificate of Incorporation............ 11
     5.5.  Amendment to the Company Articles of Incorporation................ 11
     5.6.  Qualifications.................................................... 11
     5.7.  Restatement Agreement............................................. 11
     5.8.  Stockholders Agreement............................................ 11
     5.9.  Product Supply Agreement.......................................... 11
     5.10.  Academic Systems Stock Transfer Agreement........................ 11
     5.11.  Amendment to Bank Credit Agreement............................... 11
     5.12.  Amendment to Note Purchase Agreement............................. 12
     5.13.  Opinion of Company's Counsel..................................... 12
     5.14.  Opinion of Company's Illinois Counsel............................ 12
     5.15.  Secretary's Certificate of Holdings.............................. 12
     5.16.  Secretary's Certificate of the Company........................... 12

6.  Conditions to the Company's Obligations at the Closing................... 12

     6.1.  Representations and Warranties.................................... 12
     6.2.  Payment of Purchase Price......................................... 13
     6.3.  Absence of Certain Events......................................... 13
     6.4.  Performance....................................................... 13
     6.5.  Compliance Certificate............................................ 13
     6.6.  Qualifications.................................................... 13
     6.7.  Restatement Agreement............................................. 13
     6.8.  Stockholders Agreement............................................ 13
     6.9.  Product Supply Agreement.......................................... 13
     6.10.  Academic Systems Stock Transfer Agreement........................ 14
     6.11.  Opinion of Investor's Counsel.................................... 14
     6.12.  Secretary's Certificate of the Investor.......................... 14

7.  Affirmative Covenants of Holdings and the Company....................... 14

     7.1.  Financial Statements and Other Information....................... 14

             7.1.1.  Accounts............................................... 14
             7.1.2.  Annual Financial Statements............................ 14
             7.1.3.  Quarterly Financial Statements......................... 15
             7.1.4.  Budgets................................................ 15
             7.1.5.  Notice of Litigation, Defaults, etc.................... 15

     7.2.  Sale of Sylvan Shares............................................ 15
     7.3.  Incurrence of Specified Debt..................................... 15
     7.4.  Sale of the Enterprise........................................... 16
     7.5.  Sale of Additional Preferred Stock............................... 16
     7.6.  Change in Nature of Business..................................... 16
     7.7.  Dividends on Preferred Stock..................................... 16
     7.8.  Return of Certain Initial Sylvan Shares.......................... 17
     7.9.  Excess Value of Sylvan Shares.................................... 17
     7.10.  Observer Rights................................................. 17

8.  Affirmative Covenants of the Investor................................... 17

     8.1.  Confidentiality.................................................. 17
     8.2.  Use of Financial Statements and Other Information................ 18
     8.3.  Registration of Sylvan Shares.................................... 18
     8.4.  Issuance of Subsequent Sylvan Shares............................. 18
     8.5.  Guaranteed Value of Sylvan Shares................................ 18
     8.6.  Restrictions on Transfer......................................... 18
     8.7.  Bridge Loan...................................................... 19

9. Consulting Arrangement................................................... 20

10.  Consents............................................................... 20

     10.1.  Consent to Issuance and Sale of Additional Preferred Stock...... 20
     10.2.  Consent to Payment of Certain Dividends on the Common Stock..... 21

11.  Development of At-Home Learning Software Program....................... 21

     11.1.  Planning Phase.................................................. 21
     11.2.  Formation of Limited Liability Company.......................... 21
     11.3.  Other Terms..................................................... 21
     11.4.  Provision of Certain Products and Services...................... 22
     11.5.  Source Codes.................................................... 22

12.  Expiration of Certain Representations, Warranties and Obligations..... 23

13.  Indemnification; Expenses............................................. 23

     13.1.  Indemnification by Holdings, SSC and the Company............... 23
     13.2.  Indemnification by the Investor................................ 23
     13.3.  Limitations on Indemnification Obligations..................... 24
     13.4.  Expenses....................................................... 24

14.  Definitions........................................................... 24

15.  Miscellaneous......................................................... 33

     15.1.  Notices........................................................ 33
     15.2.  Specific Performance........................................... 33
     15.3.  Binding Effect; Assignment..................................... 34
     15.4.  Course of Dealing; Amendments, Waivers and Consents............ 34
     15.5.  General........................................................ 34

                         SECURITIES PURCHASE AGREEMENT


          This SECURITIES PURCHASE AGREEMENT, dated as of November 1, 1996, is among JLC HOLDINGS, INC., a Delaware corporation ("Holdings"), SOFTWARE SYSTEMS
                                                   --------
CORP., a Delaware corporation ("SSC"), JLC LEARNING CORPORATION, an Illinois
                                ---
corporation (the "Company"), and SYLVAN LEARNING SYSTEMS, INC., a Maryland
                  -------
corporation (the "Investor").  The parties agree as follows:
                  --------

1.  Certain Rules of Construction.  Certain capitalized terms are used in this
    -----------------------------
Agreement with the specific meanings defined below in Section 14. Except as otherwise explicitly specified to the contrary or unless the context clearly requires otherwise, (a) the capitalized term "Section" refers to sections of this Agreement, (b) the capitalized term "Exhibit" refers to exhibits to this Agreement, (c) the capitalized term "Schedule" refers to schedules to this Agreement, (d) references to a particular Section include all subsections thereof, (e) the word "including" shall be construed as "including without limitation," (f) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, regulation or rules, in each case as from time to time in effect, (g) words in the singular or plural form include the plural and singular form, respectively, and (h) references to a particular Person include such Person's successors and assigns to the extent not prohibited by this Agreement.

2.  Authorization, Purchase and Sale of Warrant and Preferred Stock.
    ---------------------------------------------------------------

     2.1.  Authorization of Warrant and Preferred Stock.  Holdings has
           --------------------------------------------
authorized the issuance and sale under this Agreement of a warrant in substantially the form of Exhibit A (the "Warrant") to purchase shares of
                                          -------
Holdings Common Stock. The Company has authorized the issuance and sale under this Agreement of 20,000 shares of Preferred Stock. The rights, privileges and preferences of the Preferred Stock are as set forth in the Articles of Incorporation of the Company, as in effect from time to time.

     2.2.  Purchase and Sale of Warrant and Preferred Stock.  Subject to the
           ------------------------------------------------
terms and conditions of this Agreement and on the basis of the representations and warranties set forth herein:

           (a) Holdings agrees to sell to the Investor, and the Investor agrees to purchase from Holdings, the Warrant; and

           (b) the Company agrees to sell to the Investor, and the Investor agrees to purchase from the Company, 20,000 shares of Preferred Stock (the "Shares").
      ------

The aggregate purchase price for the Warrant and the Shares sold by Holdings and the Company to the Investor under this Agreement and the Academic Systems Shares assigned by Company to the Investor under the Academic Systems Stock Transfer Agreement shall be $20,600,000. The parties agree (i) to allocate $100,000, $20,000,000 and $500,000 of such aggregate purchase price to the Warrant, the Shares and the Academic Systems Shares, respectively, and (ii) to prepare and, if appropriate, file, all financial statements, income tax returns and other reports on a basis consistent with such allocation.

     2.3.  The Closing.  The purchase and sale of the Warrant and the Shares
           -----------
shall take place at a closing (the "Closing") at 10:00 a.m. (Boston time)
                                    -------
on November 7, 1996 at the offices of Ropes & Gray, One International Place, Boston, Massachusetts or at such other time and place as the parties shall mutually agree. At the Closing, (a) Holdings shall deliver to the Investor the Warrant to be acquired by the Investor pursuant to this Agreement and (b) the Company shall deliver to the Investor a certificate or certificates, registered in the Investor's name, representing the Shares to be acquired by the Investor pursuant to this Agreement, in each case against payment by the Investor to Holdings and the Company of the aggregate purchase price of $20,600,000, of which purchase price (a) $5,000,000 shall be payable in lawful money of the United States of America by wire transfer to one or more accounts designated by Holdings and the Company prior to the Closing and (b) $15,600,000 shall be payable by delivery to the Company of a certificate or certificates, registered in the Company's name, representing a number of shares of Sylvan Common Stock (the "Initial Sylvan Shares") determined by dividing $16,070,000 by the Initial
      ---------------------
Specified Price. Upon receipt by Holdings from the Investor of the purchase price for the Warrant, Holdings shall, directly or indirectly through SSC, contribute an amount equal to such purchase price to the Company.

3.  Representations and Warranties of Holdings, SSC and the Company.  In order
    ---------------------------------------------------------------
to induce the Investor to enter into this Agreement and to consummate the transactions contemplated hereby, each of Holdings, SSC and the Company jointly and severally represents and warrants to the Investor as follows:

     3.1.  Organization, Power and Standing.  Each of Holdings and its
           --------------------------------
Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of Holdings and its Subsidiaries is duly qualified or licensed to do business, and is in good standing, as a foreign corporation in each jurisdiction in which the failure to be so qualified or licensed and in good standing would have a Material Adverse Effect. Each of Holdings and its Subsidiaries has all requisite power and authority, corporate and otherwise, (a) to own its property,
(b) to carry on its business as currently conducted and (c) to consummate the transactions contemplated by each Transaction Document to which it is a party. The Company has furnished to the Investor correct and complete copies of the Charter and By-laws of each of Holdings and its Subsidiaries.

     3.2.  Authorization and Enforceability.  Each Transaction Document to
           --------------------------------
which Holdings or any of its Subsidiaries is a party has been duly authorized by all necessary corporate action of such Person and its stockholders and directors. Each Transaction Document has been duly executed and delivered by each of Holdings and its Subsidiaries party thereto and is the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms.

     3.3. Capitalization.
          --------------

          3.3.1.  Holdings.  Upon the filing of the Amendment to the Holdings
                  --------
     Certificate of Incorporation, the entire authorized capital stock of Holdings will consist of (a) 11,500,000 shares of Class A-1 Common Stock, $.01 par value per share, of which 2,217,204 shares will be issued and outstanding, (b) 3,200,000 shares of Class A-2 Common Stock, $.01 par value per share, of which 333,330 shares will be issued and outstanding, (c) 3,650,000 shares of Class L-1 Common Stock, $.01 par value per share, of which 2,217,204 shares will be issued and outstanding, and (d) 600,000 shares of Class L-2 Common Stock, $.01 par value per share, of which 333,330 will be issued and outstanding. Schedule 3.3.1 sets forth each holder of record of issued and outstanding shares of capital stock of Holdings and the number of such shares held by such holder. Holdings holds no shares of its capital stock in its treasury. Holdings has reserved shares of its capital stock for issuance as set forth on Schedule 3.3.1. All of the issued and outstanding shares of capital stock of Holdings are duly authorized, validly issued, fully paid and non-assessable. When issued in accordance with the terms of this Agreement, the Warrant will be duly authorized and validly issued. When issued in accordance with the terms of the Warrant, the Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable. Except as set forth on Schedule 3.3.1, there are no outstanding warrants, options or other rights to purchase or acquire from Holdings, or exchangeable for or convertible into, any securities of Holdings. There are no preemptive rights with respect to the issuance by Holdings of the Warrant or the Warrant Shares. Holdings has not violated the Securities Act, any state blue sky or securities law or the preemptive rights of any Person in connection with the issuance of any of its securities. There is no Contractual Obligation or provision in the Charter or By-laws of Holdings which (i) obligates Holdings to purchase or redeem, or make any payment in respect of, any shares of its capital stock or any of its other securities that are convertible into, or exchangeable for, shares of its capital stock, (ii) provides for any stock appreciation or similar right or (iii) grants any right to share in the equity, income, revenues or cash flow of Holdings or any of its Subsidiaries.

          3.3.2.  SSC.  The entire authorized capital stock of SSC consists of
                  ---
     3,000 shares of Common Stock, $.01 par value per share, of which 1,000 shares are issued and outstanding. Holdings is the holder of record of all the issued and outstanding shares of capital stock of SSC and owns such shares of capital stock free and clear of any Liens other than restrictions on transfer imposed by applicable securities laws. SSC holds no shares of its capital stock in its treasury. All of the issued and outstanding shares of capital stock of SSC are duly authorized, validly issued, fully paid and non-assessable. There are no outstanding warrants, options or other rights to purchase or acquire from SSC, or exchangeable for or convertible into, any securities of SSC. SSC has not violated the Securities Act, any state blue sky or securities law or the preemptive rights of any Person in connection with the issuance of any of its securities. There is no Contractual Obligation or provision in the Charter or By-laws of SSC which
     (a) obligates SSC to purchase or redeem, or make any payment in respect of, any shares of its capital stock or any of its other securities that are convertible into, or exchangeable for, shares of its capital stock, (b) provides for any stock appreciation or similar right or (c) grants any right to share in the equity, income, revenues or cash flow of SSC or any of its Subsidiaries.

          3.3.3.  The Company.  Upon the filing of the Amendment to the Company
                  -----------
     Articles of Incorporation, the entire authorized capital stock of the Company will consist of (a) 120,585,000 shares of Common Stock, of which 1,000 shares will be issued and outstanding, and (b) 20,000 shares of Preferred Stock, of which no shares will be issued and outstanding. SSC is the holder of record of all the issued and outstanding shares of Common Stock and owns such shares of Common Stock free and clear of any Liens other than restrictions on transfer imposed by applicable securities laws. The Company holds no shares of its capital stock in its treasury. All of the issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable. When issued in accordance with the terms of this Agreement, the Shares will be duly authorized, validly issued, fully paid and non-assessable. There are no outstanding warrants, options or other rights to purchase or acquire from the Company, or exchangeable for or convertible into, any securities of the Company. There are no preemptive rights with respect to the issuance by the Company of the Shares. The Company has not violated the Securities Act, any state blue sky or securities law or the preemptive rights of any Person in connection with the issuance of any of its securities. There is no Contractual Obligation or provision in the Charter or By-laws of the Company which (i) obligates the Company to purchase or redeem, or make any payment in respect of, any shares of its capital stock or any of its other securities that are convertible into, or exchangeable for, shares of its capital stock, (ii) provides for any stock appreciation or similar right or
     (iii) grants any right to share in the equity, income, revenues or cash flow of the Company.

     3.4.  Subsidiaries.  Holdings has no Subsidiaries other than SSC, the
           ------------
Company and Ideal Learning, Inc., a Texas corporation.

     3.5.  Financial Statements; Budgets.  A copy of each of the Financial
           -----------------------------
Statements and the Budgets is attached hereto as Schedule 3.5. The Financial Statements (a) are complete and correct in all material respects, (b) were prepared in accordance with GAAP, consistently applied, and (c) present fairly, in all material respects, the financial position of Holdings and its Subsidiaries at the date thereof and the results of their operations for the period covered thereby, in each case subject to normal year-end audit adjustments and the addition of footnotes. Each Budget was prepared in good faith based on assumptions that were reasonable at the time such Budget was prepared, it being understood that the actual results of operations of the Company and its Subsidiaries will depend in part upon future general economic conditions and other matters not within the control of the Company and its Subsidiaries.

     3.6.  Absence of Undisclosed Liabilities.  As of September 30, 1996,
           ----------------------------------
neither Holdings nor any of its Subsidiaries had any liabilities or obligations of the type required to be reflected or disclosed in a balance sheet prepared in accordance with GAAP that were not so reflected or disclosed in the balance sheet of Holdings and its Subsidiaries as at September 30, 1996 included in the Financial Statements.

     3.7.  Change in Condition.  Since September 30, 1996:
           -------------------

           (a) the business of Holdings and its Subsidiaries has been conducted only in the Ordinary Course of Business;

           (b) neither Holdings nor any of its Subsidiaries has incurred any liabilities or obligations other than in the Ordinary Course of Business;

           (c) except for borrowings in the Ordinary Course of Business under credit facilities in existence on September 30, 1996, neither Holdings nor any of its Subsidiaries has become liable in respect of any Guarantee or has incurred or otherwise become liable in respect of any Debt;

           (d) neither Holdings nor any of its Subsidiaries has declared or made any Distribution; and

           (e) no event or events have occurred which, individually or in the aggregate, may reasonably be expected to have a Material Adverse Effect.

     3.8.  Transactions with Affiliates.  Except as set forth on Schedule
           ----------------------------
3.8, no Affiliate of Holdings or any of its Subsidiaries is an employee, consultant, competitor, customer, distributor, supplier or vendor of, or is party to any Contractual Obligation with, Holdings or any of its Subsidiaries.

     3.9.  Non-Contravention, etc.  Neither the execution and delivery of
           ----------------------
the Transaction Documents nor the consummation of any of the transactions contemplated hereby or thereby will constitute, result in, or give rise to, (a) any breach of, or default under, any Contractual Obligation or provision of the Charter or By-Laws of Holdings or any of its Subsidiaries, or any Legal Requirement applicable to Holdings or any of its Subsidiaries, (b) the acceleration of the time for performance of any obligation under any such Contractual Obligation, (c) the imposition of any Lien upon, or the forfeiture of, any asset of Holdings or any of its Subsidiaries, (d) the requirement that any consent under, or waiver of, any such Contractual Obligation, Charter or By-Law provision or Legal Requirement be obtained or (e) any modification of terms, right of termination or other right or cause of action under any such Contractual Obligation.

     3.10.  Compliance with Laws, etc.  The operations of the business of
            -------------------------
Holdings and its Subsidiaries as previously or currently conducted were not, and are not, in violation of, and neither Holdings nor any of its Subsidiaries is in default under, any Legal Requirement, except for such violations or defaults as have not had and will not have, individually or in the aggregate, a Material Adverse Effect. Each of Holdings and its Subsidiaries has been duly granted all licenses, permits, franchises and other authorizations under any Legal Requirement necessary for the conduct of its business as currently conducted or currently proposed to be conducted, except licenses, permits, franchises and other authorizations the failure of which to obtain has not had and will not have, individually or in the aggregate, a Material Adverse Effect.

     3.11.  Tax Matters.  All Tax Returns that are required to be filed by,
            -----------
or with respect to, Holdings or any of its Subsidiaries have been duly and timely filed in accordance with all applicable Legal Requirements, and no claim has been made by any taxing authority in any jurisdiction where Holdings or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by such jurisdiction. All Taxes shown to be due on the Tax Returns referred to in the immediately preceding sentence have been paid in full, and all other assessments that are due have been paid in full. None of the Tax Returns referred to in the first sentence of this Section 3.11 has been examined by the Internal Revenue Service or any state, local or foreign taxing authority.

     3.12.  No Illegal Payments, etc.  Neither Holdings, any of its
            ------------------------
Subsidiaries, nor any of their respective officers, employees or agents (including as agents, directors or stockholders acting on behalf of Holdings),
(a) has (i) directly or indirectly given or agreed to give any gift, contribution, payment or similar benefit to any supplier, customer, governmental employee or other Person who was, is or may be in a position to help or hinder Holdings or any of its Subsidiaries (or assist in connection with any actual or proposed transaction) or (ii) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other Person, to any candidate for federal, state, local or foreign public office, which in either case would subject Holdings or any of its Subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding or (b) has established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

     3.13.  No Governmental Approval or Consent Required.  Except for (a)
            --------------------------------------------
the filing of the Amendment to the Holdings Certificate of Incorporation, (b) the filing of the Amendment to the Company Articles of Incorporation and (c) federal and state securities law filings which have been made or will be made in a timely manner, based in part on the representations and warranties of the Investor contained in Section 4, no approval, consent, waiver, authorization or other order of, declaration to, or filing, registration, qualification or recording with, any governmental authority is required to be obtained or made by or on behalf of Holdings or any of its Subsidiaries in connection with the execution and delivery of the Transaction Documents or the performance of the transactions contemplated hereby and thereby.

     3.14.  Litigation, etc.  Except as set forth on Schedule 3.14, there
            ---------------
is no action, suit, proceeding or investigation pending or, to the best knowledge of each of Holdings and the Company, threatened against Holdings or any of its Subsidiaries which questions the validity of any of the Transaction Documents or the right of Holdings or any of its Subsidiaries to enter into any of the Transaction Documents or to consummate the transactions contemplated hereby or thereby, or which might reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, nor is Holdings or any of its Subsidiaries aware that there is any basis for the foregoing. Neither Holdings nor any of its Subsidiaries is a party to, or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality.

     3.15.  Securities Laws.  Assuming that the Investor's representations
            ---------------
and warranties contained in Section 4 are true and correct as of the Closing,
(a) the offer, issuance and sale by Holdings to the Investor of the Warrant, (b) the issuance by Holdings to the Investor of the Warrant Shares and (c) the offer, issuance and sale by the Company to the Investor of the Shares are, and will be as of the Closing, exempt from the registration and prospectus delivery requirements of the Securities Act, and have been, or will be as of the Closing, registered or qualified (or are, or will be as of the Closing, exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state blue sky and securities laws.

     3.16.  Brokerage.  Except for the fees of Alex. Brown & Sons
            ---------
Incorporated, which the Company agrees to pay, there are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Holdings or any of its Subsidiaries, and each of Holdings and the Company agrees to indemnify and hold the Investor harmless against any damages incurred as a result of any such claim.

     3.17.  Purchase Entirely for Own Account.  The Sylvan Shares will be
            ---------------------------------
acquired for investment for the Company's own account, not as a nominee or agent. The Company has no present intention of selling, granting any participation in, or otherwise distributing, the Sylvan Shares other than pursuant to an effective registration statement covering the Sylvan Shares under the Securities Act. The Company does not have any contract, undertaking, agreement or arrangement with any Person to sell or transfer, or grant any participation to such Person or to any third Person with respect to, any of the Sylvan Shares.

     3.18.  Restricted Securities.  The Company understands that the Sylvan
            ---------------------
Shares may not be sold or transferred, or otherwise disposed of, without registration under the Securities Act, or an exemption therefrom, and that in the absence of an effective registration statement covering the Sylvan Shares or an available exemption from registration under the Securities Act, the Sylvan Shares must be held indefinitely. In the absence of an effective registration statement covering the Sylvan Shares, the Company will sell or transfer, or otherwise dispose of, the Sylvan Shares only in a manner consistent with its representations, warranties and agreements set forth herein.

     3.19.  Disclosure.  Neither this Agreement nor any other Transaction
            ----------
Document contains any untrue statement of material fact by Holdings or any of its Subsidiaries. This Agreement and the other Transaction Documents do not, taken as a whole, omit to state a material fact necessary in order to make the statements of Holdings and its Subsidiaries contained herein or therein not misleading.

     3.20.  Exercise Numbers as Percentages of Holdings' Common Stock.  The
            ---------------------------------------------------------
Class A Exercise Number (as defined in the Warrant) of 775,919 in effect on and prior to February 7, 1997 and the Class A Exercise Number of 950,382 in effect after November 7, 1998 represent, respectively, 16.5% and 19.9% of the shares of Holdings Class A Common Stock outstanding on the date hereof, in each case assuming the conversion, exercise or exchange of any options, warrants (other than the Jostens Warrant) or other securities outstanding on the date hereof which are convertible into, or exercisable or exchangeable for, shares of Holdings Class A Common Stock. The Class L Exercise Number (as defined in the Warrant) of 775,919 in effect on and prior to February 7, 1997 and the Class L Exercise Number of 950,382 in effect after November 7, 1998 represent, respectively, 16.5% and 19.9% of the shares of Holdings Class L Common Stock outstanding on the date hereof, in each case assuming the conversion, exercise or exchange of any options, warrants (other than the Jostens Warrant) or other securities outstanding on the date hereof which are convertible into, or exercisable or exchangeable for, shares of Holdings Class L Common Stock.

4.  Representations and Warranties of the Investor.  In order to induce each
    ----------------------------------------------
of Holdings, SSC and the Company to enter into this Agreement and to consummate the transactions contemplated hereby, the Investor hereby represents and warrants to each of Holdings, SSC and the Company that:

     4.1.  Organization, Power and Standing.  The Investor (a) is a
           --------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and (b) has all requisite power and authority, corporate and otherwise, (i) to own its property, (ii) to carry on its business as currently conducted and (iii) to consummate the transactions contemplated by each Transaction Document to which it is a party. The Investor has furnished to each of Holdings and the Company correct and complete copies of the Charter and By-laws of the Investor.

     4.2.  Authorization and Enforceability.  Each Transaction Document to
           --------------------------------
which the Investor is a party (a) has been duly authorized by all necessary corporate action of the Investor and its stockholders and directors, (b) has been duly executed and delivered by the Investor and (c) is the legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms.

     4.3.  Capitalization.  All of the issued and outstanding shares of
           --------------
capital stock of the Investor are duly authorized, validly issued, fully paid and non-assessable. When issued in accordance with the terms of this Agreement, the Sylvan Shares will be duly authorized, validly issued, fully paid and non-assessable. There are no preemptive rights with respect to the issuance by the Investor of the Sylvan Shares. The Investor has not violated the Securities Act, any state blue sky or securities law or the preemptive rights of any Person in connection with the issuance of any of its securities. Except as set forth on Schedule 4.3, there are no existing rights with respect to registration under the Securities Act of any of the Investor's securities.

     4.4.   Non-Contravention, etc.  Neither the execution and delivery of
            ----------------------
the Transaction Documents nor the consummation of any of the transactions contemplated hereby or thereby will constitute, result in, or give rise to, (a) any breach of, or default under, any Contractual Obligation or provision of the Charter or By-Laws of the Investor, or any Legal Requirement applicable to the Investor, (b) the acceleration of the time for performance of any obligation under any such Contractual Obligation, (c) the imposition of any Lien upon, or the forfeiture of, any asset of the Investor, (d) the requirement that any consent under, or waiver of, any such

Contractual Obligation, Charter or By-Law provision or Legal Requirement be obtained or (e) any modification of terms, right of termination or other right or cause of action under any such Contractual Obligation.

     4.5.  No Governmental Approval or Consent Required.  Except for
           --------------------------------------------
federal and state securities law filings which have been made or will be made in a timely manner [and except as set forth on Schedule 4.5], based in part on the representations and warranties of Holdings and the Company contained in Section 3, no approval, consent, waiver, authorization or other order of, declaration to, or filing, registration, qualification or recording with, any governmental authority is required to be obtained or made by or on behalf of the Investor in connection with the execution and delivery of the Transaction Documents or the performance of the transactions contemplated hereby and thereby.

     4.6.  Litigation, etc.  There is no action, suit, proceeding or
           ---------------
investigation pending or, to the best knowledge of the Investor, threatened against the Investor which questions the validity of any of the Transaction Documents or the right of the Investor to enter into any of the Transaction Documents or to consummate the transactions contemplated hereby or thereby, nor is the Investor aware that there is any basis for the foregoing.

     4.7.  Brokerage.  There are no claims for brokerage commissions or
           ---------
finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Investor, and the Investor agrees to indemnify and hold each of Holdings and the Company harmless against any damages incurred as a result of any such claims.

     4.8.  Purchase Entirely for Own Account.  The Securities will be
           ---------------------------------
acquired for investment for the Investor's own account, not as a nominee or agent and not with a view to the distribution of any part thereof. The Investor has no present intention of selling, granting any participation in, or otherwise distributing, the Securities, it being understood that the disposition of the Investor's property shall at all times remain within the Investor's control.
The Investor does not have any contract, undertaking, agreement or arrangement with any Person to sell or transfer, or grant any participation to such Person or to any third Person with respect to, any of the Securities.

     4.9.  Restricted Securities.  The Investor understands that the
           ---------------------
Securities may not be sold or transferred, or otherwise disposed of, without registration under the Securities Act, or an exemption therefrom, and that in the absence of an effective registration statement covering the Warrant, the Warrant Shares or the Shares or an available exemption from registration under the Securities Act, the Securities must be held indefinitely. In the absence of an effective registration statement covering the Securities, the Investor will sell or transfer, or otherwise dispose of, the Securities only in a manner consistent with its representations, warranties and agreements set forth herein and the terms and conditions set forth in the Warrant and the Stockholders Agreement.

     4.10.  Suitability.  The Investor is an "accredited investor" (as
            -----------
defined in Rule 501(a) promulgated under the Securities Act). The Investor's financial condition is such that it is able to bear the risk of holding the Securities for an indefinite period of time and can bear the loss of its entire investment in the Securities. The Investor has such knowledge and experience in financial and business matters and in making high-risk investments of this type that it is capable of evaluating the merits and risks of the purchase of the Securities.

     4.11.  Legends.  The Investor understands that the certificates
            -------
evidencing the Securities may bear substantially the following legends:

            (a) "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to these securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144(k) of such Act."

            (b)  Any legend required by the laws of any applicable jurisdiction.

     4.12.  Exchange Act Filings.  The Investor has furnished to each of
            --------------------
Holdings and the Company correct and complete copy of each Public Document (other than the exhibits thereto). At the time of its filing by the Investor with the Securities and Exchange Commission, each Public Document (a) contained all information required to be contained therein and otherwise complied in all material respects with the requirements of the Securities Act and the Exchange Act and (b) did not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which they were made. Since the time of the most recent filing of any Public Document by the Investor with the Securities and Exchange Commission, no event or condition has occurred which would be required to be disclosed under the Securities Act or the Exchange Act.

     4.13.  Eligibility to Use Form S-3.  The Investor is eligible to effect the
            ---------------------------
registration of the Sylvan Shares on Form S-3 under the Securities Act.

     4.14.  Disclosure.  Neither this Agreement nor any other Transaction
            ----------
Document contains any untrue statement of material fact by the Investor. This Agreement and the other Transaction Documents do not, taken as a whole, omit to state a material fact necessary in order to make the statements of the Investor contained herein or therein not misleading.

5.  Conditions to the Investor's Obligations at the Closing.  The obligation
    -------------------------------------------------------
of the Investor under Section 2 to purchase the Warrant and the Shares at the Closing is subject to the fulfillment at or prior to the Closing of each of the following conditions (unless waived by the Investor in accordance with Section 15.4):

     5.1.  Representations and Warranties.  The representations and warranties
           ------------------------------
of Holdings, SSC and the Company contained in Section 3 shall be true and correct on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

          5.2.  Performance.  Holdings, SSC and the Company shall have performed
                -----------
and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it at or prior to the Closing.

          5.3.  Compliance Certificate.  Holdings, SSC and the Company shall
                ----------------------
have delivered to the Investor at the Closing a certificate dated the date of the Closing and signed by the Chief Executive Officer of each of Holdings, SSC and the Company certifying that the conditions specified in this Section 5 have been fulfilled.

          5.4.  Amendment to the Holdings Certificate of Incorporation.
                ------------------------------------------------------
Holdings shall have filed with the Delaware Secretary of State an amendment to the Certificate of Incorporation of Holdings in the form of Exhibit B (as so filed, the "Amendment to the Holdings Certificate of Incorporation").
            ------------------------------------------------------

          5.5.  Amendment to the Company Articles of Incorporation.  The Company
                --------------------------------------------------
shall have filed with the Illinois Secretary of State an amendment to the Articles of Incorporation of the Company in the form of Exhibit C (as so filed, the "Amendment to the Company Articles of Incorporation").
     --------------------------------------------------

          5.6.  Qualifications.  All authorizations, approvals or permits, if
                --------------
any, of any Governmental Authority that are required in connection with the lawful issuance and sale of the Warrant and the Shares to the Investor pursuant to this Agreement (other than those which are not required to be obtained prior to the Closing) shall have been duly obtained and shall be effective on and as of the date of the Closing.

          5.7.  Restatement Agreement.  Each of Holdings, SSC, the Company and
                ---------------------
the stockholders of Holdings shall have executed and delivered to the Investor a restatement agreement in substantially the form of Exhibit D.

          5.8.  Stockholders Agreement.  Each of Holdings, SSC, the Company and
                ----------------------
the stockholders of Holdings shall have executed and delivered to the Investor a second restated stockholders agreement in substantially the form of Exhibit E.

          5.9.  Product Supply Agreement.  The Company shall have executed and
                ------------------------
delivered to the Investor a product supply and license agreement in substantially the form of Exhibit F.

          5.10. Academic Systems Stock Transfer Agreement.  The Company shall
                -----------------------------------------
have executed and delivered to the Investor a stock transfer agreement in substantially the form of Exhibit G.

          5.11. Amendment to Bank Credit Agreement.  The Company and the
                ----------------------------------
lenders party to the Bank Credit Agreement shall have entered into an amendment to the Bank Credit Agreement in substantially the form of Exhibit H.

          5.12. Amendment to Note Purchase Agreement.  The Company and the
                ------------------------------------
lenders party to the Note Purchase Agreement shall have entered into an amendment to the Note Purchase Agreement in substantially the form of Exhibit I.

          5.13. Opinion of Company's Counsel.  Ropes & Gray, counsel for the
                ----------------------------
Company, shall have delivered to the Investor an opinion dated the date of the Closing in substantially the form of Exhibit J.

          5.14. Opinion of Company's Illinois Counsel.  Kirkland & Ellis,
                -------------------------------------
Illinois counsel for the Company, shall have delivered to the Investor an opinion dated the date of the Closing in substantially the form of Exhibit K.

          5.15. Secretary's Certificate of Holdings.  Holdings shall have
                -----------------------------------
delivered to the Investor at the Closing a certificate dated the date of the Closing and signed by the Secretary or an Assistant Secretary of Holdings certifying: (a) that attached thereto is a correct and complete copy of the Certificate of Incorporation of Holdings as in effect on the date of the Closing; (b) that attached thereto is a correct and complete copy of the By-Laws of Holdings as in effect on the date of the Closing; (c) that attached thereto is a correct and complete copy of all resolutions adopted by the Board of Directors of Holdings authorizing (i) the execution, delivery and performance of each Transaction Document to which Holdings is a party, (ii) the issuance, sale and delivery of the Warrant and (iii) the reservation, issuance and delivery of the Warrant Shares, and that all such resolutions are in full force in effect; and (d) to the incumbency and specimen signature of certain officers of Holdings.

          5.16. Secretary's Certificate of the Company.  The Company shall have
                --------------------------------------
delivered to the Investor at the Closing a certificate dated the date of the Closing and signed by the Secretary or an Assistant Secretary of the Company certifying: (a) that attached thereto is a correct and complete copy of the Articles of Incorporation of the Company as in effect on the date of the Closing; (b) that attached thereto is a correct and complete copy of the By-Laws of the Company as in effect on the date of the Closing; (c) that attached thereto is a correct and complete copy of all resolutions adopted by the Board of Directors of the Company authorizing (i) the execution, delivery and performance of each Transaction Document to which the Company is a party and
(ii) the issuance, sale and delivery of the Shares, and that all such resolutions are in full force in effect; and (d) to the incumbency and specimen signature of certain officers of the Company.

6.  Conditions to the Company's Obligations at the Closing.  The obligations
    ------------------------------------------------------
of Holdings and the Company under Section 2 to issue and sell the Warrant and the Shares, respectively, are subject to the fulfillment at or prior to the Closing of each of the following conditions (unless waived by Holdings and the Company in accordance with Section 15.4):

          6.1.  Representations and Warranties.  The representations and
                ------------------------------
warranties of the Investor contained in Section 4 shall be true and correct on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

          6.2.  Payment of Purchase Price.  The Investor shall have delivered
                -------------------------
payment of the aggregate purchase price of the Warrant, the Shares and the Academic Systems Shares as set forth in Section 2.3.

          6.3.  Absence of Certain Events.  Since the date hereof:
                -------------------------

                 (a) no suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the NASDAQ shall have occurred;

                 (b) no suspension or material limitation in trading in the Investor's securities on the NASDAQ shall have occurred;

                 (c) no general moratorium on commercial banking activities shall have been declared by any federal, Illinois, California, Maryland or Massachusetts authorities; and

                 (d) no outbreak or escalation of hostilities involving the United States shall have occurred and no declaration by the United States of a national emergency of war shall have been made.

          6.4.  Performance.  The Investor shall have performed and complied
                -----------
with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it at or prior to the Closing.

          6.5.  Compliance Certificate.  The Investor shall have delivered to
                ----------------------
Holdings and the Company at the Closing a certificate dated the date of the Closing and signed by the Chief Executive Officer of the Investor certifying that the conditions specified in this Section 6 have been fulfilled.

          6.6.  Qualifications.  All authorizations, approvals or permits, if
                --------------
any, of any Governmental Authority that are required in connection with the lawful issuance of the Sylvan Shares to the Company pursuant to this Agreement (other than those which are not required to be obtained prior to the Closing) shall have been duly obtained and shall be effective on and as of the date of the Closing.

          6.7.  Restatement Agreement.  The Investor shall have executed and
                ---------------------
delivered to each of Holdings, SSC, the Company and the stockholders of Holdings a restatement agreement in substantially the form of Exhibit D.

          6.8.  Stockholders Agreement.  The Investor shall have executed and
                ----------------------
delivered to each of Holdings, SSC, the Company and the stockholders of Holdings a second restated stockholders agreement in substantially the form of Exhibit E.

          6.9.  Product Supply Agreement.  The Investor shall have executed and
                ------------------------
delivered to the Company a product supply and license agreement in substantially the form of Exhibit F.

          6.10. Academic Systems Stock Transfer Agreement.  The Investor shall
                -----------------------------------------
have executed and delivered to the Company a stock transfer agreement in substantially the form of Exhibit G.

          6.11. Opinion of Investor's Counsel.  Piper & Marbury L.L.P., counsel
                -----------------------------
for the Investor, shall have delivered to each of Holdings and the Company an opinion dated the date of the Closing in substantially the form of Exhibit L.

          6.12. Secretary's Certificate of the Investor.  The Investor shall
                ---------------------------------------
have delivered to each of Holdings and the Company at the Closing a certificate dated the date of the Closing and signed by the Secretary or an Assistant Secretary of the Investor certifying: (a) that attached thereto is a correct and complete copy of the Certificate of Incorporation of the Investor as in effect on the date of the Closing; (b) that attached thereto is a correct and complete copy of the By-Laws of the Investor as in effect on the date of the Closing; (c) that attached thereto is a correct and complete copy of all resolutions adopted by the Board of Directors of the Investor authorizing (i) the execution, delivery and performance of each Transaction Document to which the Investor is a party and (ii) the issuance, sale and delivery of the Sylvan Shares, and that all such resolutions are in full force in effect; and (d) to the incumbency and specimen signature of certain officers of the Investor.

7.  Affirmative Covenants of Holdings and the Company.
    -------------------------------------------------

          7.1.  Financial Statements and Other Information.
                ------------------------------------------

                  7.1.1.  Accounts.  Each of Holdings and its Subsidiaries shall
                          --------
          maintain a standard system of accounts in accordance with GAAP consistently applied.

                  7.1.2.  Annual Financial Statements.  Holdings shall furnish
                          ---------------------------
          to the Investor as soon as available, and in any event within 120 days after the end of each fiscal year of Holdings, (a) the consolidated and consolidating balance sheets of Holdings and its Subsidiaries as at the end of such fiscal year, (b) the consolidated and consolidating statements of income of Holdings and its Subsidiaries for such fiscal year and (c) the consolidated statements of changes in shareholders' equity and of cash flows of Holdings and its Subsidiaries for such fiscal year. The financial statements referred to in this Section
          7.1.2 (i) shall be in reasonable detail, (ii) shall set forth actual versus budgeted amounts, (iii) shall, in the case of the consolidated financial statements, set forth comparative figures for the immediately preceding fiscal year of Holdings and (iv) shall be accompanied by unqualified reports of Price Waterhouse LLP or other auditors selected by the Board of Directors of Holdings, who shall be independent public accountants of national standing satisfactory to the Investor, containing no material uncertainty, to the effect that they have audited the consolidated financial statements referred to in this Section 7.1.2 in accordance with generally accepted auditing standards and that such financial statements present fairly, in all material respects, the consolidated financial position of Holdings and its Subsidiaries at the dates thereof and the results of their consolidated operations for the periods covered thereby in conformity with GAAP.

                  7.1.3.  Quarterly Financial Statements.  Holdings shall
                          ------------------------------
          furnish to the Investor as soon as available, and in any event within 60 days after the end of each of the first three fiscal quarters of Holdings, the internally prepared (a) consolidated and consolidating balance sheets of Holdings and its Subsidiaries as of the end of such fiscal quarter, (b) consolidated and consolidating statements of income of Holdings and its Subsidiaries for such fiscal quarter and for the portion of the fiscal year then ended and (c) consolidated statements of changes in shareholders' equity and of cash flows of Holdings and its Subsidiaries for such fiscal quarter and for the portion of the fiscal year then ended. The financial statements referred to in this Section 7.1.3 (i) shall be in reasonable detail,
          (ii) shall set forth actual versus budgeted amounts, (iii) shall, in the case of consolidated financial statements, set forth comparative figures for the same period in the preceding fiscal year and (iv) shall be accompanied by a certificate of Holdings signed by the principal financial officer of Holdings to the effect that such financial statements have been prepared in accordance with GAAP and present fairly, in all material respects, the financial position of Holdings and its Subsidiaries at the dates thereof and the results of their operations for the periods covered thereby, subject to normal year-end audit adjustments and the addition of footnotes.

                  7.1.4.  Budgets.  Holdings shall furnish to the Investor as
                          -------
          soon as available, and in any event within 30 days after the beginning of each fiscal year of Holdings, an annual budget of Holdings and its Subsidiaries for such fiscal year, which budget shall set forth, with appropriate discussion, the principal assumptions upon which such budget is based.

                 7.1.5.  Notice of Litigation, Defaults, etc.  Within 10
                         -----------------------------------
          business days of acquiring knowledge thereof, Holdings, SSC and the Company shall furnish to the Investor notice of any litigation or any administrative or arbitration proceeding which has, or creates a material risk of having, a Material Adverse Effect. Within 10 business days of acquiring knowledge thereof, Holdings, SSC and the Company shall notify the Investor of the existence of any default by Holdings or any of its Subsidiaries under (i) this Agreement or (ii) under any other agreement if such default has, or creates a material risk of having, a Material Adverse Effect.

          7.2.  Sale of Sylvan Shares.  The Company may sell or transfer the
                ---------------------
Sylvan Shares at any time in accordance with applicable securities laws; provided, however, that the Company shall use commercially reasonable efforts to
--------  -------
make any such sale or transfer in a manner which will not materially depress the public trading price of the Sylvan Common Stock; and provided, further, that if
                                                     --------  -------
the Company sells or transfers in excess of 50,000 Sylvan Shares in any single transaction, then the Company shall engage Alex. Brown & Sons Incorporated or another nationally recognized broker or investment banking firm to make such sale or transfer.

          7.3.  Incurrence of Specified Debt.  Without the prior written consent
                ----------------------------
of the Investor, the Company will not incur any Specified Debt if, after giving effect to any such incurrence and any contemporaneous payment of indebtedness by the Company, the ratio of Specified Debt to

EBITDA for the period of four fiscal quarters of the Company most recently ended would exceed 4.5 to 1.

          7.4.  Sale of the Enterprise.  In the event that (a) any third party
                ----------------------
makes to Holdings, SSC or the Company a written proposal to Holdings, SSC or the Company with respect to a Sale of the Enterprise or (b) Holdings, SSC or the Company decides to pursue a Sale of the Enterprise, then Holdings, SSC or the Company, as the case may be, shall promptly give notice (the "Notice of Sale")
                                                              --------------
to the Investor of such proposal or decision. The Investor shall have two business days after receipt of the Notice of Sale to submit to the Person issuing the Notice of Sale an offer to purchase the capital stock or assets which are the subject of the proposed Sale of the Enterprise (the "Offer"). If,
                                                                   -----
within two business days after receipt of the Notice of Sale, the Investor shall submit an Offer to the Person issuing the Notice of Sale, then for a period of five business days after the receipt of the Offer, each of Holdings, SSC and the Company (a) shall defer its negotiations with any third party with respect to such proposed Sale of the Enterprise and (ii) shall negotiate with the Investor in good faith with respect to the terms of the Offer; provided, however, that
                                                      --------  -------
none of Holdings, SSC or the Company shall have any obligation to consummate any such transaction with the Investor.

          7.5.  Sale of Additional Preferred Stock.  Until May 7, 1998, the
                ----------------------------------
Company shall use its best efforts to sell at least $10,000,000 in additional preferred stock having terms that are substantially similar to the terms of the Shares.

          7.6.  Change in Nature of Business.  Neither Holdings nor any of its
                ----------------------------
Subsidiaries shall make any material change in the nature of the Business as carried on as of the date hereof.

          7.7.  Dividends on Preferred Stock.  The Company covenants and agrees
                ----------------------------
that, during each Accrual Year commencing on or after November 7, 1998, the Company will, if funds are legally available therefor, declare and pay to each holder of Preferred Stock the annual dividend accrued during such Accrual Year and described in Section 1.1 of Paragraph 2 of Article Five of the Articles of Incorporation of the Company, as in effect from time to time; provided, however,
                                                              --------  -------
that the Company shall have no obligation to declare and pay any annual dividend accrued during any such Accrual Year and described in Section 1.1(a) of Paragraph 2 of Article Five if:

                 (i) after giving effect to the payment of such dividend, the Company's aggregate amount of available cash and available borrowing capacity under revolving loans contained in the Senior Credit Facilities is less than $10,000,000; or

                 (ii) on November 6 during any year specified in the table below, Consolidated EBITDA (as defined in the applicable Senior Credit Facility) of the Company for the period of four fiscal quarters of the Company most recently ended is less than the product of (A) the Consolidated EBITDA of the Company required by any Senior Credit Facility for such period of four fiscal quarters multiplied by (B) the percentage specified opposite such year in such
          ---------- --
          table:

                      Year                         Percentage
                      ----                         ----------

                      1999                            200%
                      2000                            175%
                      2001                            150%
                      2002                            150%


          7.8.  Return of Certain Initial Sylvan Shares.  Within one business
                ---------------------------------------
day after the date upon which the registration statement covering the Sylvan Shares under the Securities Act filed pursuant to Section 8.3 shall become effective, the Company shall deliver to the Investor a certificate or certificates, endorsed to the Investor, representing a number of the Initial Sylvan Shares equal to the excess, if any, of (a) the number of Initial Sylvan Shares over, (b) the quotient of (i) $16,070,000 divided by (ii) the Subsequent
       ----                                      ------- --
Specified Price.

          7.9.  Excess Value of Sylvan Shares.  Upon the sale by the Company of
                -----------------------------
all Sylvan Shares then held by the Company, (a) the Company promptly shall furnish the Investor with a written notice setting forth the price received by the Company in respect of each Sylvan Share sold by the Company in each transaction after the date of the Closing and (b) if the Aggregate Net Proceeds exceed $15,600,000, the Company promptly shall pay to the Investor an amount equal to the lesser of:

                   (i)  the excess of (A) the Aggregate Net Proceeds over
                                                                     ----
          (B) $15,600,000; and

                   (ii) the aggregate amount of payments received by the Company from the Investor pursuant to Section 8.5.

          7.10. Observer Rights.  Each of SSC and the Company agrees that one
                ---------------
representative designated by the Investor (a) shall be entitled to receive all notices, and to attend all meetings, of the Board of Directors of such Person in a non-voting observer capacity and (b) shall be entitled to receive copies of all minutes of such meetings, together with copies of any items distributed to the members of the Board of Directors at such meeting, in each case whether or not such designated representative attends any such meeting; provided, however,
                                                             --------  -------
that if any such information is deemed confidential by SSC or the Company, as the case may be, such designated representative shall first provide such Person with reasonable assurances in writing that such designated representative will maintain the confidentiality of such information.

8.  Affirmative Covenants of the Investor.
    -------------------------------------

          8.1.  Confidentiality.  The Investor covenants and agrees that the
                ---------------
Investor and any of its Affiliates that receives information under Section 7.1 shall maintain the confidentiality of all financial, confidential and proprietary information of Holdings and its Subsidiaries acquired by the Investor or such Affiliate in receiving such information. Notwithstanding the preceding sentence, the Investor or such Affiliate may disclose such information (a) when required by law or governmental order or regulation, or when required by a subpoena or other process, provided that the Investor or such Affiliate first gives Holdings advance notice of such disclosures as soon as possible; (b) to the extent necessary to enforce this Agreement, the Stockholders Agreement and the transactions contemplated hereby and thereby; (c) to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with the Investor's investment in Holdings, provided that the requirements of this Section 8.1 shall in turn be binding on any such attorney, accountant, consultant or other professional; (d) as may be required by any prospective purchaser of the Warrant, any Shares or any Warrant Shares from the Investor, provided that prior to such disclosure such prospective purchaser shall agree in writing to be bound by the provisions of this Section 8.1; or (e) to any Affiliate of the Investor.

          8.2.  Use of Financial Statements and Other Information.  The Investor
                -------------------------------------------------
covenants and agrees that the Investor and any of its Affiliates that receives information under Section 7.1 shall use such information solely for the purpose of evaluating its investment in Holdings and its Subsidiaries.

          8.3.  Registration of Sylvan Shares.  Within three business days after
                -----------------------------
the date of the Closing, the Investor shall file a registration statement covering the Sylvan Shares under the Securities Act by taking the actions set forth in Exhibit M.

          8.4.  Issuance of Subsequent Sylvan Shares.  Within one business day
                ------------------------------------
after the date upon which the registration statement covering the Sylvan Shares under the Securities Act filed pursuant to Section 8.3 shall become effective, the Investor shall deliver to the Company a certificate or certificates, registered in the Company's name, representing a number of shares of Sylvan Common Stock (the "Subsequent Sylvan Shares") equal to the excess, if any, of
                   ------------------------
(a) the quotient of (i) $16,070,000 divided by (ii) the Subsequent Specified
                                    ------- --
Price over (b) the number of Initial Sylvan Shares.
      ----

          8.5.  Guaranteed Value of Sylvan Shares.  From time to time upon (a)
                ---------------------------------
any sale by the Company of any Guaranteed Sylvan Share and (b) written notice from the Company to the Investor setting forth the Sale Price, the Investor promptly shall pay to the Company an amount equal to the excess, if any, of (i) the Subsequent Specified Price over (ii) the Sale Price; provided, however, that
                               ----                      --------  -------
the aggregate number of Guaranteed Sylvan Shares in respect of which the Investor shall be required to make any payment pursuant to this Section 8.5 shall not exceed the Number of Guaranteed Sylvan Shares at the time the notice referred to in clause (b) above is given by the Company to the Investor.

          8.6.  Restrictions on Transfer.  Prior to any transfer of any
                ------------------------
Securities, the holder thereof will give not less than five days' prior written notice to the issuer of such Securities of such holder's intention to effect such transfer, describing in reasonable detail the manner of the proposed transfer. No holder of Securities shall transfer any Securities unless:

                 (a) there is then in effect a registration statement under the Securities Act covering such proposed transfer and such transfer is made in accordance with such registration statement and all applicable state securities laws; or

                 (b) (i) such holder delivers to the issuer of such Securities a reasonably satisfactory opinion of counsel (which counsel shall be reasonably acceptable to the issuer of such Securities) addressed to the issuer of such Securities to the effect that the proposed transfer may be effected without registration of such Securities under the Securities Act or applicable state securities laws and (ii) the transferee agrees in writing to be bound by all of the terms of this Agreement;

and thereupon such holder shall be entitled, within 60 days after receipt by the issuer of such Securities of the notice described in the immediately preceding sentence, to transfer such Securities in accordance with terms of each of (A) such notice and (B) this Agreement; provided, however, that in no event shall
                                    --------  -------
such holder transfer any Securities to any Competitor Institution. Each certificate representing Securities so transferred shall bear the restrictive legend referred to in Section 4.11, in each case unless the holder has delivered to the issuer of such Securities a reasonably satisfactory opinion of counsel (which counsel shall be reasonably acceptable to the issuer of such Securities) that such restrictions are no longer required in order to assure compliance with the Securities Act or applicable state securities laws. Whenever any of such restrictions shall cease and terminate as to any of the Securities, the holder thereof shall be entitled to receive, without expense, from the issuer of such Securities a new certificate of like tenor not bearing that part of the legend set forth in Section 4.11 that it is no longer applicable.

          8.7.  Bridge Loan.  At any time after the date on which the date of
                -----------
the Closing and prior to the date on which the registration statement covering the Sylvan Shares under the Securities Act filed pursuant to Section 8.3 shall become effective, the Investor shall, upon not less than three business days' prior written notice from the Company to the Investor, make a secured loan (the "Secured Bridge Loan") to the Company in such amount as the Company may request
 -------------------
in such notice; provided, however, that in no event shall the amount of the
                --------  -------
Secured Bridge Loan exceed $7,800,000.   The Secured Bridge Loan:

                 (a) shall be made by the Investor to the Company in lawful money of the United States of America by wire transfer to one or more accounts designated by the Company in such notice against delivery by the Company to the Investor of a promissory note in a form mutually satisfactory to each of the Company and the Investor;

                 (b) shall bear interest at the applicable federal rate in effect under the Internal Revenue Code on the date that the Secured Bridge Loan is made pursuant to this Section 8.7;

                 (c) shall, upon any sale by the Company of any Sylvan Share, be prepaid by the Company in an amount equal to the Sale Price; and

                 (d) shall be due and payable in full on the date on which the Company shall have sold all of the Sylvan Shares.

As security for the payment and performance of the Secured Bridge Loan, the Company shall pledge to the Investor, and shall grant to the Investor a security interest in, all of the Company's right, title and interest in and to all of the Sylvan Shares. The Company shall take, or cause to be taken, all such actions as may be reasonably requested by the Investor in order to perfect the security interest granted by the Company to the Investor pursuant to this Section 8.7.

  9.  Consulting Arrangement.  During the period commencing on the date of the
      ----------------------
Closing and ending on November 1, 1999, the Investor shall provide the Company with consulting services with respect to the education industry, including advice and counsel in respect of industry trends, public school contracting, government regulation, development and marketing of products, expansion of the Company's customer base and other areas of relevant expertise. In providing such consulting services, representatives of the Investor will, upon the reasonable request of the Company, travel to the offices of the Company to meet with the directors, officers and employees of the Company; provided, however,
                                                           --------  -------
that in no event shall representatives of the Investor be required to travel to the offices of the Company more than twice in any calendar month. In consideration of such consulting services, the Company shall pay to the Investor a consulting fee of $500,000 per annum payable on December 31 in each of 1996, 1997 and 1998; provided, however, that at the election of the Company, the
               --------  -------
Company may defer (a) until December 31, 1999 the payment of (i) up to $350,000 of such consulting fee due on December 31, 1996 and up to $150,000 of such consulting fee due on December 31, 1997 and (b) until December 31, 2000 the payment of (i) up to $50,000 of such consulting fee due on December 31, 1997 and up to $100,000 of such consulting fee due on December 31, 1998.

 10.  Consents.
      --------

          10.1.  Consent to Issuance and Sale of Additional Preferred Stock.
                 ----------------------------------------------------------
The Investor hereby (a) consents to (i) the issuance and sale by Holdings of additional warrants to purchase Holdings Common Stock having terms that are substantially similar to the terms of the Warrant and (ii) the issuance and sale by the Company of up to $10,000,000 in additional preferred stock having terms that are substantially similar to the terms of the Shares, in each case prior to May 7, 1998, and (b) agrees to execute such documents as may be reasonably requested by Holdings and the Company in order to permit such issuance, including an amendment to the Stockholders Agreement pursuant to which the purchaser of such warrants and preferred stock shall become party thereto on substantially the same terms as the Investor; provided, however, that (A) the
                                              --------  -------
issuance and sale of such warrants shall be subject to the anti-dilution provisions set forth in section 3.4 of the Warrant and (B) such preferred stock shall be pari passu with, or junior to, the Preferred Stock with respect to dividends, liquidation preferences and redemption rights.

          10.2.  Consent to Payment of Certain Dividends on the Common Stock.
                 -----------------------------------------------------------
The Investor hereby consents to the declaration and payment by the Company of dividends on the Common Stock to the extent, and for the purposes (including (a) the payment of (i) the Company's allocable share of Holdings' consolidated tax expenses and (ii) the annual management fee of $750,000 owing from Holdings to Bain Capital Partners IV, L.P., a Delaware limited partnership, and (b) the repurchase of shares of Common Stock), permitted by Section 7.08 of the Bank Credit Agreement, as in effect on the date hereof.

 11.  Development of At-Home Learning Software Program.
      ------------------------------------------------

          11.1.  Planning Phase.  The Company and the Investor hereby
                 --------------
acknowledge that, after the Closing, the Company and the Investor intend to determine the feasibility of developing and marketing computer-based, at-home learning software. During a planning phase, the Company plans to spend up to $1,200,000 in research and development of at-home learning software, market research and analysis and preliminary planning for such product; provided,
                                                                 --------
however, that any expenditure of all or any portion of such amount shall be made
-------
only after a committee comprised of two individuals appointed by the Company and two individuals appointed by the Investor unanimously approves the items for which such expenditure will be made and the amount of such expenditure. For purposes of determining the amount of any expenditure, any personnel of the Company and the Investor will be charged at 120% of the base salary of such personnel, based on the number of hours worked (assuming a 40-hour work week), and other expenses of the Company and the Investor, including all outside expenses will be charged at actual cost. All software developed by the Company will remain the property of the Company.

          11.2.  Formation of Limited Liability Company.  If the Company and the
                 --------------------------------------
Investor decide to proceed with the at-home learning software, the Company and the Investor shall form a Delaware limited liability company pursuant to an agreement containing such terms as the Company and the Investor shall mutually agree, and the terms of such limited liability company agreement will thereafter control the joint venture. The excess of the revenues of the joint venture over its expenses, including as expenses any direct costs incurred by the Company in producing and delivering its software, shall be divided based on the number of students referred to the joint venture by the Company and Sylvan respectively, with 60% of the portion of the balance which is attributable to students referred by Sylvan being paid to Sylvan and 40% of such portion being paid to the Company and with the portion of the balance which is attributable to students referred by the Company being shared equally. Unless otherwise agreed the terms set forth in Section 11.3 shall also apply to the joint venture.

          11.3.  Other Terms.  The board of managers of the limited liability
                 -----------
company will be comprised of two individuals appointed by the Company and two individuals appointed by the Investor. The Company will make an initial capital contribution to the limited liability company consisting of the results of all research and development of software and market research and analysis, in each case conducted during the planning phase; provided, however, that in no event
                                          --------  -------
shall the Company be required to contribute to the limited liability company any software developed during such phase; and provided, further, that the
                                              --------  -------
Company shall grant to the limited liability company a perpetual, non-exclusive, royalty-free license to any such software. The Investor will make an initial capital contribution to the limited liability company consisting of market data and customer information. The assets constituting the Company's initial capital contribution to the limited liability company and the assets constituting the Investor's initial capital contribution to the limited liability company shall be deemed to have equal value and shall increase the respective capital accounts of the Company and the Investor by equal amounts. In addition, the Company and the Investor will contribute to the limited liability company cash in such amount, if any, as they may mutually determine to be necessary. The Company and the Investors shall make any such cash contributions to the limited liability company in equal portions. The Company and the Investor will provide such other goods and services other than the software which is Licensed to the joint venture by the Company to the limited liability company on such terms, including price, as the Company and the Investor shall mutually determine.

          11.4.  Provision of Certain Products and Services.  The Company
                 ------------------------------------------
acknowledges and agrees that the Investor may, in the future, use the Investor's base curriculum to provide the Investor's customers with at-home tutorial learning services which may not be subject to this Section 11; provided,
                                                               --------
however, that in no event shall the Investor use the curriculum of the Company
-------
or, as long as the limited liability company is operating, the curriculum of the limited liability company to provide such services. The Investor acknowledges and agrees that the Company may, in the future, use the Company's base curriculum to provide the Company's customers with at-home learning software and services which may not be subject to this Section 11; provided, however, that in
                                                      --------  -------
no event shall the Company use the curriculum of the Investor or, as long as the limited liability company is operating, the curriculum of the limited liability company to provide such software or services.

          11.5.  Source Codes.  The Company acknowledges that an important
                 ------------
component of the Investor's decision to develop and market at-home learning software in the limited liability company is the availability of the on-going services which the limited liability company would be able to provide in the form of upgrades and modifications of such software, including any such upgrades or modifications which are requested, and paid for, by the limited liability company from time to time in order to conform such software to the limited liability company's on-going requirements. As a result, the Company agrees that should the Company for any reason cease to be able to provide upgrades and modifications of the software which it has developed during the planning phase on the basis which the Company customarily provides to customers generally, it will make the source codes and system documentation for such software available to the limited liability company for the sole purpose of enabling the limited liability company to upgrade and modify the software for the requirements of the Persons permitted to use such software as provided in the applicable agreement between the limited liability company and such Persons; provided, however, that
                                                        --------  -------
the limited liability company shall use the source codes and system documentation so provided only for the foregoing purpose, shall keep such source codes confidential, shall take all reasonable steps requested by the Company to protect such confidentiality and shall hold the Company harmless from and against any and all losses, costs, damages and expenses which the Company may suffer as a result of the limited liability company's failure to comply with the provisions of this sentence.

  12.  Expiration of Certain Representations, Warranties and Obligations.  The
       -----------------------------------------------------------------
representations and warranties of the parties contained in this Agreement shall expire on the date on which Holdings shall deliver to the Investor the audited consolidated financial statements of Holdings and its Subsidiaries for the fiscal year of Holdings ending December 31, 1997 required to be delivered pursuant to Section 7.1.2; provided, however, that the representations and
                           --------  -------
warranties contained in Sections 3.1 through 3.3, 3.9, 3.15, 4.1 through 4.5 and
4.8 through 4.11 shall survive until the Investor ceases to own the Warrant, any Shares and any Warrant Shares. The obligations of the Company to comply with
(a) Sections 7.1, 7.3 and 7.6 shall terminate upon the closing of a Qualified Public Offering, (b) Section 7.4 shall terminate upon the earlier of (i) the initial public offering of any equity securities of the Company or (ii) the third anniversary of the Closing and (c) Section 7.10 shall terminate upon the date on which the Investor owns less than 5% of the shares of Holdings Common Stock held by the Investor on the date of the Closing (assuming the exercise of the Warrant for shares of Holdings Common Stock).

 13.  Indemnification; Expenses.
      -------------------------

          13.1.  Indemnification by Holdings, SSC and the Company.  Subject to
                 ------------------------------------------------
Section 13.3, from and after the date of the Closing, each of Holdings, SSC and the Company, jointly and severally, will indemnify and hold harmless the Investor and its directors, officers and controlling persons within the meaning of the Exchange Act (collectively, the "Investor Indemnified Parties") against
                                        ----------------------------
any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the Investor Indemnified Parties in connection with, arising out of or resulting from any claim, action, suit or proceeding in which any one or more of the Investor Indemnified Parties may be involved or with which any one or more of the Investor Indemnified Parties may be threatened by, arising from or relating to any breach of any representation or warranty made by Holdings, SSC or the Company in Section 3, including any amounts paid by any one or more of the Investor Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding, made with the consent of Holdings, SSC and the Company, which consent shall not be unreasonably withheld or delayed.

          13.2.  Indemnification by the Investor.  Subject to Section 13.3, from
                 -------------------------------
and after the date of the Closing, the Investor will indemnify and hold harmless each of Holding, the Company and their respective directors, officers and controlling persons within the meaning of the Exchange Act (collectively, the "Company Indemnified Parties") against any and all expenses, losses, claims,
----------------------------
damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the Company Indemnified Parties in connection with, arising out of or resulting from any claim, action, suit or proceeding in which any one or more of the Company Indemnified Parties may be involved or with which any one or more of the Company Indemnified Parties may be threatened by, arising from or relating to any breach of any representation or warranty made by the Investor in
Section 4, including any amounts paid by any one or more of the Company Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding, made with the consent of the Investor, which consent shall not be unreasonably withheld or delayed.

          13.3.  Limitations on Indemnification Obligations.  After the
                 ------------------------------------------
expiration of any representation or warranty contained in Sections 3 or 4, no claim for indemnification may be made by any Indemnified Party under this
Section 13 with respect to any breach of such representation or warranty; provided, however, that any such claim for indemnification made prior to the
--------  -------
expiration of such representation or warranty shall survive the expiration of such representation or warranty. In no event shall the liability of Holdings, SSC and the Company for indemnification obligations under Section 13.1 exceed $20,600,000 in the aggregate. In no event shall the liability of the Investor for indemnification obligations under Section 13.2 exceed $20,600,000 in the aggregate.

          13.4.  Expenses.  Each of the parties hereto will bear its own
                 --------
expenses in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby.

14.  Definitions.  Certain capitalized terms are used in this Agreement with
     -----------
the specific meanings defined below in this Section 14.

          14.1.  "Academic Systems" means Academic Systems Corporation, a
                  ----------------
California corporation.

          14.2.  "Academic Systems Preferred Stock" means each of Academic
                  --------------------------------
Systems' Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, in each case $.001 par value per share.

          14.3.  "Academic Systems Shares" means the shares of Academic Systems
                  -----------------------
Preferred Stock assigned and transferred by the Company to the Investor under the Academic Systems Stock Transfer Agreement.

          14.4.  "Academic Systems Stock Transfer Agreement" means the Stock
                  -----------------------------------------
Transfer Agreement dated as of November 1, 1996, as amended and in effect from time to time, between the Company and the Investor.

          14.5.  "Accrual Year" means the period commencing on November 7 in any
                  ------------
calendar year and ending on November 6 in the immediately succeeding calendar year.

          14.6.  "Affiliate" means, with respect to any specified Person at any
                  ---------
time, (a) each Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person at such time, (b) each Person who is or has been within two years prior to the time in question an officer, director or direct or indirect beneficial holder of at least 10% of any class of the outstanding capital stock of such specified Person, (c) the Members of the Immediate Family of (i) each officer, director or holder described in clause (b) above and (ii) if such specified Person is a natural person, of such specified Person and (d) each Person of which such specified Person or an Affiliate (as defined in clauses (a) through (c) above) thereof shall, directly or indirectly, beneficially own at least 10% of any class of outstanding capital stock or other evidence of beneficial interest at such time.

          14.7.  "Aggregate Net Proceeds" means an amount equal to the sum of
                  ----------------------
(a) the Aggregate Sale Price plus (b) the aggregate amount of payments received
                             ----
by the Company from the Investor pursuant to Section 8.5.1.

          14.8.  "Aggregate Sale Price" means the sum of the respective Sale
                  --------------------
Prices in respect of all Sylvan Shares.

          14.9.  "Agreement" means this Stock Purchase Agreement, as amended
                  ---------
and in effect from time to time.

          14.10.  "Amendment to the Company Articles of Incorporation" is
                   --------------------------------------------------
defined in Section 5.5.

          14.11.  "Amendment to the Holdings Certificate of Incorporation" is
                   ------------------------------------------------------
defined in Section 5.4.

          14.12.  "Bank Credit Agreement" means each of (a) the Revolving Credit
                   ---------------------
Agreement dated as of June 29, 1995 among the Company, Holdings, SSC, the lenders from time to time party thereto and Banque Indosuez, New York Branch, as agent and collateral agent for the lenders, together with any documents related thereto (including any guarantee agreements, promissory notes and collateral documents), and shall also mean (b) all agreements and other documents described in clause (a) above, as the same may be amended, supplemented or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid or extended from time to time (whether with the original lenders and agents or with other lenders or agents or otherwise, and whether provided under the original "Bank Credit Agreement" or other credit agreements or otherwise).

          14.13.  "Budget" means the annual budgets (including projected balance
                   ------
sheets and projected income statements) of the Company for the respective fiscal years of the Company ending on December 31 in each of 1997, 1998 and 1999 furnished by the Company to the lenders under the Company's senior credit facility with respect to compliance by the Company with covenants under such senior credit facility.

          14.14.  "Business" means, with respect to Holdings, SSC and the
                   --------
Company, (a) the production or marketing of educational or edutainment software products or related services, including maintenance, training services and other educational services, distributed through schoolhouse marketing, home marketing or any other distribution channel to students or school administrators anywhere in the world and (b) the production or marketing of educational or edutainment software products or related services, including maintenance, training services and other educational services, distributed through any channel to prisons, adult learning centers, after-school learning centers or similar institutions anywhere in the world.

          14.15.  "By-laws" means all written by-laws, rules, regulations and
                   -------
all other documents (other than the Charter) relating to the management, governance or internal regulation of a Person (other than a natural person) or interpretative of the Charter of such Person, each as from time to time in effect.

          14.16.  "Charter" means the articles or organization, certificate of
                   -------
incorporation, statute, constitution, joint venture agreement, partnership agreement, trust indenture, limited liability company agreement or other charter document of any Person (other than a natural person), each as from time to time in effect.

          14.17.  "Closing" is defined in Section 2.3.
                   -------

          14.18.  "Code" means the federal Internal Revenue Code of 1986.
                   ----

          14.19.  "Common Stock" means the Company's Class A Common Stock, $.001
                   ------------
par value per share.

          14.20.  "Company" is defined in the preamble to this Agreement.
                   -------

          14.21.  "Company Indemnified Parties" is defined in Section 13.2.
                   ---------------------------

          14.22.  "Competitor Institution" means (a) any Person which is engaged
                   ----------------------
through a Subsidiary or otherwise, directly or indirectly, in any business which is the same as or similar to any business of Holdings and its Subsidiaries and
(b) any Person which beneficially owns, directly or indirectly, 5% or more of any class of outstanding capital stock or other equity interests of any Person described in clause (a) above.

          14.23.  "Contractual Obligation" means, with respect to any Person,
                   ----------------------
any contract, agreement, deed, mortgage, lease, license, commitment, undertaking, arrangement or understanding, written or oral, or other document or instrument, including any document or instrument evidencing or otherwise relating to any indebtedness but excluding the Charter and By-laws of such Person, to which or by which such Person is a party or otherwise subject or bound or to which or by which any property or right of such Person is subject or bound.

          14.24.  "Debt" means, with respect to any Person, all obligations of
                   ----
such Person (a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the Ordinary Course of Business), (d) under capital leases and (e) in the nature of Guarantees of the obligations described in clauses (a) through (d) above of any other Person.

          14.25.  "Distribution" means, with respect to the capital stock of or
                   ------------
other evidence of beneficial interest in any Person, (a) the declaration or payment of any dividend on or in respect of any shares of any class of such capital stock or beneficial interest; (b) the purchase, redemption or other retirement of any shares of any class of such capital stock or beneficial interest, directly, or indirectly through a Subsidiary or otherwise; (c) any other distribution on or in respect of any shares of any class of such capital stock or beneficial interest, or on or in respect of any stock appreciation or similar right; and
(d) the payment of cash in lieu of shares upon the exercise of any stock option or similar instrument.

          14.26.  "EBITDA" means, for any period, the sum of:
                   ------

                   (a) the net income (or loss) of the Company and its Subsidiaries, determined in accordance with GAAP on a consolidated basis; plus
                 ----

                   (b) all amounts deducted in computing such consolidated net income (or loss) in respect of (i) depreciation and amortization, (ii) interest on, and commitment fees with respect to, indebtedness (including payments in the nature of interest under capitalized leases and interest rate protection agreements) and (iii) taxes based upon or measured by net income.

          14.27.  "Exchange Act" means the Securities Exchange Act of 1934.
                   ------------

          14.28.  "Financial Statements" means each of (a) the unaudited
                   --------------------
consolidated balance sheet of Holdings and its Subsidiaries as at September 30, 1996 and (b) the unaudited consolidated statements of income and cash flows of Holdings and its Subsidiaries for the period of nine months then ended.

          14.29.  "GAAP" means generally accepted accounting principles, as from
                   ----
time to time in effect, including the statements and interpretations of the United States Financial Accounting Standards Board.

          14.30.  "Governmental Authority" means any federal, state, local or
                   ----------------------
foreign government, governmental authority, regulatory or administrative agency, governmental commission, court or tribunal (or any department, bureau or division thereof) or any arbitral body.

          14.31.  "Guarantee" means (a) any guarantee of the payment or
                   ---------
performance of, or any contingent obligation in respect of, any indebtedness or other obligation of any other Person, (b) any other arrangement whereby credit is extended to one obligor on the basis of any promise or undertaking of another Person (i) to pay the indebtedness of such obligor, (ii) to purchase any obligation owed by such obligor, (iii) to purchase or lease assets (other than inventory in the ordinary course of business) under circumstances that would enable such obligor to discharge one or more of its obligations, or (iv) to maintain the capital, working capital, solvency or general financial condition of such obligor, and (c) any liability as a general partner of a partnership or as a venturer in a joint venture in respect of indebtedness or other obligations of such partnership or venture.

          14.32.  "Guaranteed Sylvan Shares" means:
                   ------------------------

                   (a) prior to May 7, 1997, any Sylvan Share (i) designated in writing by the Company to the Investor as a "Guaranteed Sylvan Share" prior to the sale thereof and (ii) sold by the Company with the written consent of the Investor; and

                   (b) on or after May 7, 1997, any Sylvan Share (i) designated in writing by the Company to the Investor as a "Guaranteed Sylvan Share" prior to the sale thereof and (ii) sold by the Company.

          14.33.  "Holdings" is defined in the preamble to this Agreement.
                   --------

          14.34.  "Holdings Class A Common Stock" means each of Holdings' Class
                   -----------------------------
A-1 Common Stock and Class A-2 Common Stock, in each case $.01 par value per share.

          14.35.  "Holdings Class L Common Stock" means each of Holdings' Class
                   -----------------------------
L-1 Common Stock and Class L-2 Common Stock, in each case $.01 par value per share.

          14.36.  "Holdings Common Stock" means each of Holdings' Class A-1
                   ---------------------
Common Stock and Class L-1 Common Stock, in each case $.01 par value per share.

          14.37.  "Indemnified Party" means each of the Company Indemnified
                   -----------------
Parties and the Investor Indemnified Parties.

          14.38.  "Initial Specified Price" means the average of the last bid
                   -----------------------
prices in respect of the Sylvan Common Stock on the NASDAQ on each of the 10 trading days immediately prior to the date of the Closing (as adjusted for a three for two stock split).

          14.39.  "Initial Sylvan Shares" is defined in Section 2.3.
                   ---------------------

          14.40.  "Investor" is defined in the preamble to this Agreement.
                   --------

          14.41.  "Investor Indemnified Parties" is defined in Section 13.1.
                   ----------------------------

          14.42.  "Jostens" means Jostens, Inc., a Minnesota corporation.
                   -------

          14.43.  "Jostens Warrant" means the Warrant dated as of November 8,
                   ---------------
1996, as amended and in effect from time to time, issued by Holdings to Jostens, pursuant to which Jostens may purchase up to 1,495,000 shares of Holdings' Class A-2 Common Stock, $.01 par value per share.

          14.44.  "Legal Requirement" means any federal, state, local or foreign
                   -----------------
law, statute, standard, ordinance, code, order, rule, regulation, resolution or promulgation, or any order, judgment or decree of any Governmental Authority, or any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force and effect of law.

          14.45.  "Lien" means any mortgage, pledge, lien, security interest,
                   ----
charge, claim, equity, encumbrance, restriction on transfer, conditional sale or other title retention device or arrangement (including without limitation a capital lease), transfer for the purpose of subjection to the payment of any indebtedness, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom; provided,
                                                                      --------
however, that the term "Lien" shall not include (a) statutory liens for Taxes to
-------
the extent that the payment thereof is not in arrears or otherwise due, (b) encumbrances in the nature of zoning restrictions, easements, rights or restrictions of record on the use of real property if the same do not detract from the value of such property, (c) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented to the extent that no payment or performance under any such lease or rental agreement is in arrears or is otherwise due, (d) deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pension or other social security programs mandated under applicable Legal Requirements and (e) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, statutory or common law liens to secure claims for labor, materials or supplies and other like liens, which secure obligations to the extent that payment thereof is not in arrears or otherwise due.

          14.46.  "Material Adverse Effect" means any change in or effect on the
                   -----------------------
business, operations, assets or condition, financial or otherwise, of Holdings or any of its Subsidiaries which is materially adverse to the Company and its Subsidiaries taken as a whole.

          14.47.  "Members of the Immediate Family" means, with respect to any
                   -------------------------------
natural person, (a) each spouse, parent, brother, sister or child of such natural person; (b) each spouse of any Person described in clause (a) above; (c) each child of any Person described in clauses (a) or (b) above; (d) each trust created solely for the benefit of one or more of the Persons described in clauses (a) through (c) above; and (e) each custodian or guardian of any property of one or more of the Persons described in clauses (a) through (d) above in his or her capacity as such custodian or guardian.

          14.48.  "Multiplier" means the lesser of (a) one or (b) a number equal
                   ----------
to the sum of:

                  (i)  0.3333; plus
                               ----

                  (ii) the product of (A) 0.6667 multiplied by (B) 0.1
                                                 ---------- --
          multiplied by (iii) the number of weeks (including any partial week)
          ---------- --
          during the period commencing on November 21, 1996 and ending on the date on which the registration statement covering the Sylvan Shares under the Securities Act filed pursuant to Section 8.3 shall become effective.

          14.49.   "Note Purchase Agreement" means each of (a) the Senior
                    -----------------------
Subordinated 12.25% Note Purchase Agreement dated as of June 29, 1995 among the Company, Holdings, SSC, the purchasers of the Notes (as defined therein) party thereto, together with any documents related thereto (including any guarantee agreements, promissory notes and collateral documents), and shall also mean (b) all agreements and other documents described in clause (a) above, as the same may be amended, supplemented or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid or extended from time to time (whether with the original purchasers of the Notes or with other purchasers of the Notes or otherwise, and whether provided under the original "Note Purchase Agreement" or other note purchase agreements or otherwise).

          14.50.  "Notice of Sale" is defined in Section 7.4.
                   --------------

          14.51.  "Number of Guaranteed Sylvan Shares" means a number equal to
                   ----------------------------------
the lesser of (a) the product of (i) the number of Sylvan Shares received by the Company from the Investor pursuant to this Agreement multiplied by (ii) the
                                                     ---------- --
Multiplier and (b) the Guaranteed Sylvan Shares.

          14.52.  "Offer" is defined in Section 7.4.
                   -----

          14.53.  "Ordinary Course of Business" means the ordinary course of
                   ---------------------------
business consistent with past custom and practice for the business operations in question, including without limitation past practice with respect to quantity and frequency, and the Company's standard employment and payroll policies and practices.

          14.54.  "Person" means any present or future natural person or any
                   ------
corporation, association, partnership, limited liability company, limited liability partnership, joint venture, joint stock or other company, business trust, trust, organization, business or government or any governmental agency or political subdivision thereof.

          14.55.  "Preferred Stock" means the Company's Class A Preferred Stock,
                   ---------------
$.01 par value per share.

          14.56.  "Product Supply Agreement" means the Product Supply and
                   ------------------------
License Agreement dated as of November 1, 1996, as amended and in effect from time to time, between the Company and the Investor.

          14.57.  "Public Documents" means each of:
                   ----------------

                   (a) the Investor's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, together with the exhibits thereto and the information incorporated therein by reference;

                    (b) the Investor's Quarterly Reports on Form 10- for the fiscal quarters ended March 31, 1996 and June 30, 1996, respectively, together with the exhibits thereto and the information incorporated therein by reference; and

                  (c) the Investor's Current Reports on Form 8-K filed with the Securities and Exchange Commission after December 31, 1995, together with the exhibits thereto and the information incorporated therein by reference.

          14.58.  "Qualified Public Offering" means the initial sale of common
                   -------------------------
stock by Holdings in a public offering registered under the Securities Act in which:

                  (a) the aggregate gross proceeds received by Holdings equal or exceed $15,000,000; and

                  (b) the product of (i) the price per share of such common stock multiplied by (ii) the number of shares of such common stock
                ---------- --
          issued or issuable to the Investor upon exercise of the Warrant equals or exceeds the sum of (A) $20,000,000 plus (B) all accrued and unpaid dividends on the Preferred Stock.

          14.59.  "Restatement Agreement" means the Restatement Agreement dated
                   ---------------------
as of November 1, 1996, as amended and in effect from time to time, among Holdings, SSC, the Company, the stockholders of Holdings and the Investor.

          14.60.  "Sale of the Enterprise" means any single transaction (or
                   ----------------------
series of related transactions) effecting:

                  (a) a consolidation, merger or other business combination of Holdings, SSC or the Company with or into any other corporation or entity in which the stockholders of Holdings, SSC or the Company, as the case may be, do not own more than 50% of the outstanding voting power of the surviving corporation or entity immediately after such consolidation, merger or other business combination; or

                  (b) a sale of 50% or more of the capital stock or assets of Holdings, SSC or the Company.

          14.61.  "Sale Price" means, with respect to any sale by the Company of
                   ----------
any Sylvan Share, the price (net of any sale commissions and underwriting discounts) received by the Company from the purchaser in respect of such Sylvan Share.

          14.62.  "Secured Bridge Loan" is defined in Section 8.7.
                   -------------------

          14.63.  "Securities" means each of the Warrant, the Shares and the
                   ----------
Warrant Shares.

          14.64.  "Securities Act" means the Securities Act of 1933.
                   --------------

          14.65.  "Senior Credit Facility" means each of (a) the Bank Credit
                   ----------------------
Agreement and (b) each other loan agreement pursuant to which the Company may incur senior indebtedness, together with any documents related thereto (including any guarantee agreements, promissory notes and collateral documents), in each case as such agreements and other documents may be amended, supplemented or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid or extended from time to time (whether with the original lenders and agents or with other lenders or agents or otherwise, and whether provided under the original loan agreement or other loan agreements or otherwise).

          14.66.  "Shares" is defined in Section 2.2.
                   ------


          14.67.  "Specified Debt" means, with respect to any Person, all
                   --------------
obligations of such Person (a) for borrowed money or (b) evidenced by notes, bonds, debentures or similar instruments; provided, however, that the term
                                          --------  -------
"Specified Debt" shall specifically exclude (i) obligations under capitalized and operating leases and (ii) purchase money obligations.

          14.68.  "SSC" is defined in the preamble to this Agreement.
                   ---

          14.69.  "Stockholders Agreement" means the Second Restated
                   ----------------------
Stockholders Agreement dated as of November 1, 1996, as amended and in effect from time to time, among Holdings, SSC, the Company, the stockholders of Holdings and the Investor.

          14.70.  "Subsequent Specified Price" means the last bid price in
                   --------------------------
respect of the Sylvan Common Stock on the NASDAQ on the date upon which the registration under the Securities Act of the Sylvan Shares pursuant to Section
8.3 shall become effective.

          14.71.  "Subsequent Sylvan Shares" is defined in Section 8.4.
                   ------------------------

          14.72.  "Subsidiary" means any Person of which the Company (or other
                   ----------
specified Person) shall at the time, directly or indirectly through one or more Subsidiaries, (a) own at least 50% of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally, (b) hold at least 50% of the partnership, joint venture or similar interests or (c) be a general partner or joint venturer.

          14.73.  "Sylvan Common Stock" means the Investor's Common Stock, $.01
                   -------------------
par value per share.

          14.74.  "Sylvan Shares" means each of the Initial Sylvan Shares and
                   -------------
the Subsequent Sylvan Shares.

          14.75.  "Tax Return" means all federal, state, local and foreign Tax
                   ----------
returns, Tax reports, claims for refund of Tax and declarations of estimated Tax, or other statement relating to Taxes and any schedule or attachments to any of the foregoing.

          14.76.  "Taxes" means any federal, state, local, or foreign income,
                   -----
gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real or personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

          14.77.  "Transaction Documents" means each of (a) this Agreement, (b)
                   ---------------------
the Warrant, (c) the Restatement Agreement, (d) the Stockholders Agreement, (e) the Product Supply Agreement, (f) the Academic Systems Stock Transfer Agreement and (g) any other agreements, instruments, or documents entered into by the Company or its Subsidiaries pursuant to this Agreement or the other Transaction Documents (as defined in clauses (b) through (f) above).

          14.78.  "Warrant" is defined in Section 2.1.
                   -------


          14.79.  "Warrant Shares" means the shares of Holdings Common Stock is
                   --------------
upon exercise of the Warrant.

 15.  Miscellaneous.
      -------------

          15.1.  Notices.  Any notice required to be given pursuant to this
                 -------
Agreement shall be given in writing. Any notice, consent, approval, demand and other communication in connection with this Agreement shall be deemed to be given if given in writing (including telex, telecopy or similar teletransmission) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor), and if either (a) actually delivered in fully legible form to such address (evidenced in the case of a telex by receipt of the correct answerback) or (b) in the case of a letter, five days shall have elapsed after the same shall have been deposited in the United States mails (i) with first-class postage prepaid and registered or certified, with return receipt requested, or
(ii) with express delivery postage prepaid, with receipt required for delivery.

                 If to Holdings or the Company, to it at 9920 Pacific Heights Boulevard, Suite 500, San Diego, California 92121, to the attention of its Chief Executive Officer, with a copy to each of (a) Bain Capital, Inc., Two Copley Place, 7th Floor, Boston, Massachusetts 02106, to the attention of Michael A. Krupka and (b) Ropes & Gray, One International Place, Boston, Massachusetts 02110, to the attention of R. Bradford Malt, Esq.

                 If to the Investor, to it at 9135 Guilford Road, Columbia, Maryland 21046, to the attention of its Chief Financial Officer, with a copy to Piper & Marbury L.L.P., 36 South Charles Street, Baltimore, Maryland 21201-3010, to the attention of Richard Tilghman, Esq.

          15.2.  Specific Performance.  The parties recognize that their
                 --------------------
respective rights under this Agreement are unique, and, accordingly, each party shall, in addition to such other remedies as may be available to it at law or in equity, have the right to enforce its rights hereunder by actions for injunctive relief and specific performance to the extent permitted by law. This Agreement is not intended to limit or abridge any rights of either party which may exist apart from this Agreement.

          15.3.  Binding Effect; Assignment.  All covenants, agreements,
                 --------------------------
representations, warranties and undertakings in this Agreement made by and on behalf of any of the parties hereto shall bind and inure to the benefit of their respective successors and permitted assigns, whether so expressed or not. No party shall have the right to assign its rights and obligations hereunder, or any interest herein, without the prior written consent of the other party.

          15.4.  Course of Dealing; Amendments, Waivers and Consents.  No course
                 ---------------------------------------------------
of dealing between the parties hereto shall operate as a waiver of any such party's rights under this Agreement. Each party hereto acknowledges that if any other party hereto, without being required to do so by this Agreement, gives any notice or information to, or obtains any consent from, such party, such party shall not by implication have amended, waived or modified any provision of this Agreement, or created any duty to give any such notice or information or to obtain any such consent on any future occasion. No delay or omission on the part of any party hereto in exercising any right under this Agreement shall operate as a waiver of such right or any other right hereunder or thereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No amendment, waiver or consent with respect to this Agreement shall be binding unless it is in writing and signed by each of (a) Holdings, (b) the Company and (c) if any Shares are outstanding, the holders of at least a majority of the Shares then outstanding or, if no Shares are outstanding, the holders of at least a majority of the Exchange Shares then outstanding.

          15.5.  General.  All Exhibits and Schedules are hereby incorporated by
                 -------
reference and made a part of this Agreement. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation hereof. This Agreement and the other Transaction Documents constitute the entire understanding of the parties with respect to the subject matter hereof and supersede any and all prior understandings and agreements, whether written or oral, with respect to such subject matter. This Agreement may be executed in counterparts, which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of The Commonwealth of Massachusetts.


        [The remainder of this page has been intentionally left blank.]

          IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed by its duly authorized officer as an agreement under seal as of the date first above written.

                                         JLC HOLDINGS, INC.


                                         By_________________________________
                                         Title:


                                         SOFTWARE SYSTEMS CORP.


                                         By_________________________________
                                         Title:


                                         JLC LEARNING CORPORATION


                                         By_________________________________
                                         Title:


                                         SYLVAN LEARNING SYSTEMS, INC.


                                         By_________________________________
                                         Title:

                             EXHIBITS AND SCHEDULES


Exhibits
--------

A     -     Warrant

B     -     Amendment to Holdings Certificate of
            Incorporation

C     -     Amendment to Company Articles of Incorporation

D     -     Restatement Agreement

E     -     Stockholders Agreement

F     -     Product Supply Agreement

G     -     Academic Systems Stock Transfer Agreement

H     -     Amendment to Bank Credit Agreement

I     -     Amendment to Note Purchase Agreement

J     -     Opinion of Company's Counsel

K     -     Opinion of Company's Illinois Counsel

L     -     Opinion of Investor's Counsel

M     -     Registration of Sylvan Shares


Schedules of the Company
---------------------------

3.3.1 -     Capitalization of Holdings

3.5   -     Financial Statements; Budget

3.8   -     Transactions with Affiliates

3.14  -     Litigation

Schedules of the Investor
---------------------------

4.3   -     Capitalization

4.5   -     Approvals and Consents

4.6   -     Litigation


                                      -2-